SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


    Date of Report (Date                                    Commission File
      of earliest event                                         Number:
         reported):
        MARCH 23, 2000                                         1-10210



                                  eGLOBE, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                       13-3486421
  (State or other jurisdiction of                  (IRS Employer Identification
           incorporation)                                      Number)

                         1250 24th Street, NW, Suite 725
                             Washington, D.C. 20037
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (202) 822-8981

          (Former name or former address, if changed since last report)

                                       NA
                                                                    eGLOBE, INC.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

Pursuant to Items 7(a)(4) and 7(b)(2) of the Securities and Exchange Commission's (the "Commission") General Instructions for Form 8-K, eGlobe, Inc. (the "Company") hereby amends Items 7(a) and 7(b) of its Current Report on Form 8-K, filed with the Commission on April 7, 2000 to file financial statements and pro forma financial information for the Company reflecting the merger (the
"Merger") with Trans Global Communications, Inc. ("Trans Global") which was effective March 23, 2000. The Merger has been accounted for as a pooling of interests.

The Company has included a brief description of the Company's Merger with Trans Global along with the pro forma information for the Company. In addition to the Trans Global transaction reported on this 8-K/A, on December 2, 1999, the Company acquired Coast International, Inc. ("Coast"). On September 20, 1999, the Company, acting through a newly formed subsidiary, acquired control of Oasis Reservations Services, Inc. ("ORS") from its sole stockholder, Outsourced Automated Services and Integrated Solutions, Inc. ("Oasis"). Effective August 1, 1999, the Company assumed operational control of Highpoint International Telecom, Inc. and certain assets and operations of Highpoint Carrier Services and Vitacom, Inc. (collectively "Highpoint"). On October 14, 1999, substantially all the operating assets of Highpoint were transferred to iGlobe, Inc. ("iGlobe"), at which time the Company acquired all of the issued and outstanding common stock of iGlobe. On June 17, 1999, the Company acquired Connectsoft Communications Corporation and Connectsoft Holding Corp. ("Connectsoft") through the Company's new subsidiary Vogo Networks, LLC ("Vogo"). On February 12, 1999, the Company acquired Telekey, Inc and Subsidiary and Travelers Services, Inc. ("Telekey"). On December 31, 1998, the Company acquired UCI Tele Networks, Ltd. ("UCI") and on December 2, 1998, the Company acquired IDX International Inc. and Subsidiaries ("IDX"). These acquisitions were accounted for as purchases. The Coast acquisition was previously reported on 8-K/A filed on February 15, 2000. The iGlobe acquisition was previously reported on 8-K/A filed on December 28, 1999. The ORS acquisition was previously reported on Form 8-K/A filed December 6, 1999 and amended on December 10, 1999. The Connectsoft acquisition was previously reported on Form 8-K/A filed on August 31, 1999. The Telekey, UCI and IDX acquisitions were previously reported on Form 8-K/A filed on April 30, 1999.

         ITEM 7.            FINANCIAL STATEMENTS AND EXHIBITS

         ITEM 7(a).         FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                            Filed herewith as part of this report are the following financial statements: Trans Global Communications, Inc., (i) Report of Independent Auditors, (ii) Consolidated Balance Sheets as of December 31, 1999 and 1998, (iii) Consolidated Statements of Operations for the years ended December 31, 1999, 1998 and 1997, (iv) Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1999, 1998 and 1997, (v) Consolidated Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997, and (vi) Notes to Consolidated Financial Statements.

         ITEM 7(b).         PRO FORMA FINANCIAL INFORMATION

                            Filed herewith as part of this report are the Company's Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1999, Unaudited Pro Forma Condensed Combined Statements of Operations for the years ended December 31, 1999 and 1998 and March 31, 1998 and the notes thereto.


         ITEM 7(c).         EXHIBITS



          2.1 Agreement and Plan of Merger dated as of December 16, 1999 by and among eGlobe, Inc., eGlobe, Merger Sub No. 6, Inc., Trans Global Communications, Inc., and The Stockholders of Trans Global Communications, Inc. (Incorporated by reference to Exhibit 2.1 in Current Report on Form 8-K of eGlobe, Inc. filed December 30, 1999).

          2.2 Amendment No. 1 to Agreement and Plan of Merger, dated February 11, 2000, by and among eGlobe, Inc., eGlobe, Merger Sub No. 6, Inc., Trans Global Communications, Inc., and The Stockholders of Trans Global Communications, Inc. (Incorporated by reference to Exhibit 2.2 in Current Report on Form 8-K of eGlobe, Inc. filed April 7, 2000).

          99.1 Press Release, dated March 23, 2000, regarding receipt of stockholder approval for the merger discussed above. (Incorporated by reference to
                            Exhibit 99.1 in Current Report on Form 8-K of eGlobe, Inc. filed April 7, 2000).

                                                                    eGLOBE, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Unaudited Pro Forma Condensed Combined Financial Information reflects financial information that gives effect to the Company's Merger with Trans Global which provided for the issuance of 40,000,000 shares of eGlobe common stock in exchange for all of the outstanding common stock of Trans Global. The Merger was effective March 23, 2000. The Pro Forma Financial Information included herein reflects the use of the pooling of interests method of accounting, after giving effect to the pro forma adjustments discussed in the accompanying notes.


The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet presents the financial position of the Company as if the Merger had occurred on December 31, 1999. The Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve months ended December 31, 1999 and 1998 and March 31, 1998 give effect to the Merger as if it had occurred at the beginning of the earliest period presented. Effective with the period ended December 31, 1998, the Company changed its year end from a March 31 to a December 31 fiscal year end. For the March 31, 1998 pro forma results, Trans Global amounts include its December 31, 1997 year end as compared to the Company's March 31, 1998 year end. The pro forma statement of operations of the Company for the twelve months ended December 31, 1998 includes the three month period ended March 31, 1998 which was also included in the twelve months ended March 31, 1998.


The acquisitions of IDX, Telekey, Connectsoft, iGlobe, ORS, and Coast, as well as the subsequent increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders, the July 1999 and December 1999 renegotiations of the terms of the IDX purchase agreement, the reclassification of acquired goodwill to other identifiable intangibles and the exchange of the Series G Preferred Stock for the Series K Preferred Stock are reflected in the Company's historical Condensed Consolidated Balance Sheet as of December 31, 1999 contained elsewhere herein.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1999 includes the operating results of the Company, Telekey, Connectsoft, iGlobe, ORS and Coast assuming the acquisitions had been consummated at January 1, 1999. Also, the reclassification of acquired goodwill to other identifiable intangibles for Telekey and the exchange of the Series G Preferred Stock for the Series K Preferred Stock were assumed to have occurred on January 1, 1999. The acquisitions of UCI and IDX, along with the subsequent reclassification of acquired goodwill to other identifiable intangibles, the increase in the convertibility of the preferred stock issued to the IDX stockholders and the subsequent renegotiations of the IDX purchase agreement are reflected in the Company's historical Condensed Consolidated Statement of Operations for the year ended December 31, 1999 contained elsewhere herein.



The following Unaudited Pro Forma Condensed Combined Financial Statements give effect to the Company's merger with Trans Global, using the pooling of interests method of accounting, and to the acquisitions by the Company of the entities detailed above, using the purchase method of accounting, and are based on the estimates and assumptions set forth herein and in the notes to such financial statements. This pro forma presentation has been prepared utilizing historical financial statements and notes thereto of which Trans Global is included herein as well as pro forma adjustments as described in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                                                    eGLOBE, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not purport to represent what the Company's results of operations or financial position would have been had the acquisitions and Merger described herein occurred on the dates indicated for any future period or at any future date, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and the historical financial statements of IDX, Telekey, Connectsoft, iGlobe, ORS, Coast, and Trans Global.

MERGER WITH TRANS GLOBAL COMMUNICATIONS, INC.

On March 23, 2000, pursuant to an Agreement and Plan of Merger entered into on December 16, 1999, a wholly-owned subsidiary of the Company merged with and into Trans Global, with Trans Global continuing as the surviving corporation and becoming a wholly-owned subsidiary of the Company. Trans Global is a leading provider of international voice and data services to carriers in several markets around the world. As part of the Merger, the Company exchanged 40,000,000 shares of its common stock for all the stock of Trans Global.

Pursuant to the Merger, the Company withheld and deposited into escrow 2,000,000 shares of the 40,000,000 shares of its common stock issued to Trans Global stockholders in the Merger. These escrowed shares cover the indemnification obligations under the merger agreement. The Company deposited an additional 2,000,000 shares of its common stock into escrow to cover its potential indemnification obligations under the Merger agreement. The Merger has been accounted for as a pooling of interests, and accordingly, the Company will restate, retroactively at the effective time of the Merger, its consolidated financial statements to include the assets, liabilities, stockholders' equity (deficit) and results of operations of Trans Global as if the companies had been combined as of the earliest date reported by the combined financial statements.

                                                                    eGLOBE, INC.
                            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                DECEMBER 31, 1999 (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                          ADJUSTMENTS         PRO FORMA
                                                       eGLOBE          TRANS GLOBAL         (NOTE A)          COMBINED
       ---------------------------------------------------------------------------------------------------------------------
       ASSETS
       CURRENT
          Cash and cash equivalents                 $  1,093           $   1,724         $    --            $   2,817
          Short-term investments, restricted              --               1,492              --                1,492
          Accounts receivable, net                     9,290               6,015            (163) (1)          15,142
          Other receivables                               --               1,406              --                1,406
          Prepaid expenses                             1,356                 228              --                1,584
          Other current assets                           639                  31             (31) (2)             639
       ---------------------------------------------------------------------------------------------------------------------
       TOTAL CURRENT ASSETS                           12,378              10,896            (194)              23,080
       PROPERTY AND EQUIPMENT, NET                    25,919              16,159              --               42,078
       GOODWILL, NET                                  24,904                  --              --               24,904
       OTHER INTANGIBLES, NET                         21,674                  --              --               21,674
       DEFERRED TAX ASSET                                 --                 614            (614) (3)              --
       OTHER ASSETS
          Deposits                                     1,659                  --              --                1,659
          Other assets                                    81                 319              --                  400
       ---------------------------------------------------------------------------------------------------------------------
       TOTAL OTHER ASSETS                              1,740                 319              --                2,059
       ---------------------------------------------------------------------------------------------------------------------
       TOTAL ASSETS                                 $ 86,615           $  27,988         $  (808)           $ 113,795
       ---------------------------------------------------------------------------------------------------------------------
       LIABILITIES, MINORITY INTERESTS, REDEEMABLE COMMON STOCK
           AND STOCKHOLDERS' EQUITY (DEFICIT)
       CURRENT LIABILITIES
          Accounts payable                          $ 18,029           $  23,692         $  (163) (1)       $  41,558
          Accrued expenses                            10,657                 335           2,795  (4)          13,787
          Income tax payable                             560                  --              --                  560
          Notes payable and current maturities of
            long-term debt                             6,813               1,055              --                7,868
          Notes payable and current maturities of
            long-term debt-related party               4,676                  --              --                4,676
          Deferred revenue                             1,331                  --              --                1,331
          Other current liabilities                      796                  --              --                  796
       ---------------------------------------------------------------------------------------------------------------------
       TOTAL CURRENT LIABILITIES                      42,862              25,082           2,632               70,576
       DEFERRED TAX LIABILITY                             --                 820            (820) (5)              --
       ACCOUNTS PAYABLE - LONG-TERM                       --               1,000              --                1,000
       LONG-TERM DEBT, net of current maturities       3,529               1,665              --                5,194
       LONG-TERM DEBT-RELATED PARTIES, net of
            current maturities                         8,301                  --              --                8,301
       ---------------------------------------------------------------------------------------------------------------------
       TOTAL LIABILITIES                              54,692              28,567           1,812               85,071
       ---------------------------------------------------------------------------------------------------------------------
       MINORITY INTERESTS                              2,748                  52              --                2,800
       REDEEMABLE COMMON STOCK                           700                  --              --                  700
       STOCKHOLDERS' EQUITY (DEFICIT):
          Preferred stock                                  2                  --              --                    2
          Common stock                                    30                  50             (10) (6)              70
          Stock to be issued                           2,624                  --              --                2,624
          Notes receivable                            (1,210)                 --              --               (1,210)
          Additional paid-in capital                 106,576                 132              10  (6)         106,718
          Accumulated deficit                        (80,034)               (822)         (2,620) (7)         (83,476)
          Accumulated other comprehensive
              income                                     487                   9              --                  496
       ---------------------------------------------------------------------------------------------------------------------
       TOTAL STOCKHOLDERS' EQUITY (DEFICIT)           28,475                (631)         (2,620)              25,224
       ---------------------------------------------------------------------------------------------------------------------
       TOTAL LIABILITIES, MINORITY
       INTERESTS, REDEEMABLE COMMON STOCK
       AND STOCKHOLDERS' EQUITY (DEFICIT)           $ 86,615           $  27,988         $  (808)           $ 113,795
       ---------------------------------------------------------------------------------------------------------------------


 See notes to unaudited pro forma condensed combined financial statements
                                                                    eGLOBE, INC.
                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                            FOR THE YEAR ENDED DECEMBER 31, 1999
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------


                                  eGLOBE         TELEKEY      CONNECTSOFT      iGLOBE          ORS           COAST
                               TWELVE MONTHS    ONE MONTH     FIVE MONTHS   SEVEN MONTHS   EIGHT MONTHS   ELEVEN MONTHS  ADJUSTMENTS
                               ENDED 12/31/99 ENDED 1/31/99  ENDED 5/31/99  ENDED 7/31/99  ENDED 8/31/99  ENDED 11/30/99 (NOTE B)
  --------------------------------------------------------------------------------------------------------------------------------
  REVENUE                         $  42,002       $ 190        $    73        $  5,067       $  4,055      $  11,624    $  (214) (8)
  COST OF REVENUE                    41,911          59             65           5,220          3,746          5,649       (214) (9)
  ------------------------------------------------------------------------------------------------------------------------------
  GROSS PROFIT (LOSS)                    91         131              8            (153)           309          5,975         --
  ------------------------------------------------------------------------------------------------------------------------------
  COSTS AND EXPENSES:
     Selling, general and
      administrative                 29,744         141            436           4,794            253          5,307        221 (10)
     Research and development            57          --          1,092              --             --             --         --
     Depreciation and
      amortization                   12,245          16            129           1,411            160            463      4,790 (11)
  ------------------------------------------------------------------------------------------------------------------------------
  TOTAL COSTS AND EXPENSES           42,046         157          1,657           6,205            413          5,770      5,011
  ------------------------------------------------------------------------------------------------------------------------------
  INCOME (LOSS) FROM OPERATIONS     (41,955)        (26)        (1,649)         (6,358)          (104)           205     (5,011)
  OTHER INCOME (EXPENSE)             (7,612)         (6)          (162)           (182)            (4)          (256)         6 (12)
  ------------------------------------------------------------------------------------------------------------------------------
  LOSS BEFORE (TAXES) BENEFIT ON
    INCOME (LOSS) AND
    EXTRAORDINARY ITEM              (49,567)        (32)        (1,811)         (6,540)          (108)           (51)    (5,005)
  (TAXES) BENEFIT ON INCOME
    (LOSS)                               --          --             --              --             --             --         --
  ------------------------------------------------------------------------------------------------------------------------------
  NET LOSS BEFORE EXTRAORDINARY
    ITEM                            (49,567)        (32)        (1,811)         (6,540)          (108)           (51)    (5,005)
  PREFERRED STOCK DIVIDENDS          11,930          --             --              --             --             --      2,658 (13)
  ------------------------------------------------------------------------------------------------------------------------------
  NET LOSS BEFORE EXTRAORDINARY
   ITEM ATTRIBUTABLE TO COMMON
   STOCKHOLDERS                   $ (61,497)      $ (32)       $(1,811)       $ (6,540)      $   (108)       $   (51)   $(7,663)
  ------------------------------------------------------------------------------------------------------------------------------
  NET LOSS PER SHARE BEFORE
   EXTRAORDINARY ITEM (BASIC AND
   DILUTED)                       $   (2.99)      $  --        $    --        $     --       $     --        $    --    $    --
  ------------------------------------------------------------------------------------------------------------------------------
  WEIGHTED AVERAGE SHARES
   OUTSTANDING                       20,611          --             --              --             --             --        810 (14)



                                               TRANS GLOBAL      ADJUST-
                                               TWELVE MONTHS      MENTS        PRO FORMA
                                   PRO FORMA   ENDED 12/31/99    (NOTE B)      COMBINED
  --------------------------------------------------------------------------------------
  REVENUE                          $  62,797    $ 100,445        $ (499)(15)  $ 162,743
  COST OF REVENUE                     56,436       95,529          (499)(16)    151,466
  --------------------------------------------------------------------------------------
  GROSS PROFIT (LOSS)                  6,361        4,916            --          11,277
  --------------------------------------------------------------------------------------
  COSTS AND EXPENSES:
     Selling, general and
      administrative                  40,896        6,651            --          47,547
     Research and development          1,149           --            --           1,149
     Depreciation and
      amortization                    19,214        3,223            --          22,437
  --------------------------------------------------------------------------------------
  TOTAL COSTS AND EXPENSES            61,259        9,874            --          71,133
  --------------------------------------------------------------------------------------
  INCOME (LOSS) FROM OPERATIONS      (54,898)      (4,958)           --         (59,856)
  OTHER INCOME (EXPENSE)              (8,216)         360            --          (7,856)
  --------------------------------------------------------------------------------------
  LOSS BEFORE (TAXES) BENEFIT ON
    INCOME (LOSS) AND
    EXTRAORDINARY ITEM               (63,114)      (4,598)           --         (67,712)
  (TAXES) BENEFIT ON INCOME
    (LOSS)                                --        1,215          (253)(17)        962
  --------------------------------------------------------------------------------------
  NET LOSS BEFORE EXTRAORDINARY
    ITEM                             (63,114)      (3,383)         (253)        (66,750)
  PREFERRED STOCK DIVIDENDS           14,588           --            --          14,588
  --------------------------------------------------------------------------------------
  NET LOSS BEFORE EXTRAORDINARY
   ITEM ATTRIBUTABLE TO COMMON
   STOCKHOLDERS                    $ (77,702)   $  (3,383)      $  (253)      $ (81,338)
  --------------------------------------------------------------------------------------
  NET LOSS PER SHARE BEFORE
   EXTRAORDINARY ITEM (BASIC AND
   DILUTED)                        $   (3.63)   $      --       $    --       $   (1.32)
  --------------------------------------------------------------------------------------
  WEIGHTED AVERAGE SHARES
   OUTSTANDING                        21,421           --        40,000 (18)     61,421





      See notes to unaudited pro forma condensed combined financial statements
                                       7
                                                                    eGLOBE, INC.
                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                            FOR THE YEAR ENDED DECEMBER 31, 1998
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------


                                               eGLOBE
                                            TWELVE MONTHS   TRANS GLOBAL
                                           ENDED 12/31/98  TWELVE MONTHS       ADJUSTMENTS        PRO FORMA
                                            (NOTE C(20))   ENDED 12/31/98       (NOTE C)          COMBINED
     ---------------------------------------------------------------------------------------------------------
     REVENUE                                 $ 30,030        $   85,119        $    --           $ 115,149

     COST OF REVENUE                           16,806            76,240             --              93,046
     ---------------------------------------------------------------------------------------------------------
     GROSS PROFIT                              13,224             8,879             --              22,103
     ---------------------------------------------------------------------------------------------------------
     COSTS AND EXPENSES:
        Selling, general and administrative    18,070             5,273             --              23,343
        Depreciation and amortization           3,070             1,514             --               4,584
     ---------------------------------------------------------------------------------------------------------
     TOTAL COSTS AND EXPENSES                  21,140             6,787             --              27,927
     ---------------------------------------------------------------------------------------------------------
     INCOME (LOSS) FROM OPERATIONS             (7,916)            2,092             --              (5,824)

     OTHER INCOME (EXPENSE)
        Proxy related litigation expenses      (3,647)               --             --              (3,647)
        Other income (expense) net             (1,981)              449             --              (1,532)
     ---------------------------------------------------------------------------------------------------------
     TOTAL OTHER INCOME (EXPENSE)              (5,628)              449             --              (5,179)
     ---------------------------------------------------------------------------------------------------------
     INCOME (LOSS) BEFORE TAXES ON INCOME
         (LOSS)                               (13,544)            2,541             --             (11,003)

     TAXES ON INCOME (LOSS)                     1,500             1,135            142 (21)          2,777
     ---------------------------------------------------------------------------------------------------------
     NET INCOME (LOSS)                       $(15,044)       $    1,406        $  (142)          $ (13,780)
     ---------------------------------------------------------------------------------------------------------
     NET LOSS PER SHARE  (BASIC AND
         DILUTED)                            $  (0.85)       $       --        $    --           $   (0.24)

     WEIGHTED AVERAGE SHARES OUTSTANDING       17,737                --         40,000 (22)         57,737



See notes to unaudited  pro forma condensed combined financial statements
                                                                    eGLOBE, INC.
                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                               FOR THE YEAR ENDED MARCH 31, 1998
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                               eGLOBE       TRANS GLOBAL
                                            TWELVE MONTHS  TWELVE MONTHS       ADJUSTMENTS        PRO FORMA
                                            ENDED 3/31/98  ENDED 12/31/97       (NOTE D)          COMBINED
     ---------------------------------------------------------------------------------------------------------
     REVENUE                                 $ 33,123        $   46,473        $    --            $  79,596

     COST OF REVENUE                           18,866            39,885             --               58,751
     ---------------------------------------------------------------------------------------------------------
     GROSS PROFIT                              14,257             6,588             --               20,845
     ---------------------------------------------------------------------------------------------------------
     COSTS AND EXPENSES:
        Selling, general and administrative    14,049             3,206             --               17,255
        Corporate realignment expense           3,139                --             --                3,139
        Depreciation and amortization           2,770               758             --                3,528
     ---------------------------------------------------------------------------------------------------------
     TOTAL COSTS AND EXPENSES                  19,958             3,964             --               23,922
     ---------------------------------------------------------------------------------------------------------
     INCOME (LOSS) FROM OPERATIONS             (5,701)            2,624             --               (3,077)

     OTHER INCOME (EXPENSE)
        Proxy related litigation expenses      (3,901)               --             --               (3,901)
        Other expense net                      (2,048)             (270)            --               (2,318)
     ---------------------------------------------------------------------------------------------------------
     TOTAL OTHER EXPENSES                      (5,949)             (270)            --               (6,219)
     ---------------------------------------------------------------------------------------------------------
     INCOME (LOSS) BEFORE TAXES
        (BENEFIT) ON INCOME (LOSS)            (11,650)            2,354             --               (9,296)


     TAXES (BENEFIT) ON INCOME (LOSS)           1,640               789           (468) (23)          1,961
     ---------------------------------------------------------------------------------------------------------
     NET INCOME (LOSS)                       $(13,290)       $    1,565        $   468           $  (11,257)
     ---------------------------------------------------------------------------------------------------------
     NET LOSS PER SHARE (BASIC AND DILUTED)  $  (0.78)       $       --        $    --           $    (0.20)

     WEIGHTED AVERAGE SHARES OUTSTANDING       17,082                --         40,000  (24)         57,082


See notes to unaudited  pro forma condensed combined financial statements
                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------
NOTE A. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 1999

The following pro forma adjustments to the unaudited condensed combined balance sheet are as if the Trans Global Merger had been completed as of December 31, 1999 and are not indicative of what would have occurred if the Merger actually had been completed as of such date.


(1)  Elimination of Trans Global accounts payable to the Company                $   (163)
                                                                                ========

(2)  Adjustment to current deferred tax asset to reflect deferred taxes on a
     combined basis                                                             $    (31)
                                                                                ========

(3)  Adjustment to deferred tax asset to reflect deferred taxes on a
     combined basis                                                             $   (614)
                                                                                ========

(4)  Accrual for costs associated with the Merger                               $  2,795
                                                                                ========

(5)  Adjustment to deferred tax liability to reflect deferred taxes on a
     combined basis                                                             $   (820)
                                                                                ========

(6)  Adjustment  to reclass the par value of the shares of Trans Global common stock to additional  paid-in  capital,  net of the par value of the newly
     issued eGlobe common stock                                                 $    (10)
                                                                                ========

(7)  Adjustments to Accumulated Deficit:
         Accrual for costs associated with the Merger                           $ (2,795)
         Adjustment to reflect deferred taxes on a combined basis                    175
                                                                                --------
                                                                                $ (2,620)
                                                                                ========


NOTE B. UNAUDITED  PRO  FORMA   CONDENSED  COMBINED  STATEMENT OF OPERATIONS FOR
        THE YEAR ENDED DECEMBER 31, 1999

The following pro forma adjustments to the unaudited pro forma condensed combined statement of operations are as if the acquisitions and related transactions had been completed at the beginning of the fiscal period presented and the Trans Global Merger had been completed at the beginning of the earliest period presented and are not indicative of what would have occurred had the acquisitions actually been made as of such dates. Coast was acquired in December 1999, ORS was acquired in September 1999, iGlobe was acquired effective August 1999, Connectsoft was acquired in June 1999 and Telekey was acquired in February 1999; therefore, the results of operations of Coast for December 1999, ORS for September through December 1999, iGlobe for August through December 1999, Connectsoft for June through December 1999 and Telekey for February through December 1999 are included in the historical results of operations for the Company for the year ended December 31, 1999.

                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------
NOTE B. UNAUDITED  PRO FORMA  CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
        YEAR ENDED DECEMBER 31, 1999 (CON'T)


(8)  Adjustment to revenue:
       Elimination of iGlobe billings to the Company                                             $   (214)
                                                                                                 ========

(9)  Adjustment to cost of revenue:                                                              $   (214)
       Elimination of iGlobe billings to the Company                                             ========

(10) Adjustment to selling, general and administrative expenses:
       Adjustment for the incremental increase in Connectsoft management
          Compensation                                                                           $     72
       Adjustment for various general and administrative services provided by
          Oasis to ORS not reflected in statement of operations                                        76
       Adjustment for the incremental increase in Coast management compensation                        73
                                                                                                 --------

                                                                                                 $    221
                                                                                                 ========
(11) Adjustments to depreciation and amortization expenses:
       One month of amortization of identifiable intangibles acquired in the
          Telekey purchase (3-7 year straight-line amortization)                                 $     47
       One month of amortization of costs in excess of net assets acquired
          in the Telekey purchase (7 year straight-line amortization)                                  25
       Five months of amortization of identifiable intangibles acquired in the
          Connectsoft purchase (3-5 year straight-line amortization)                                  779
       Five months of amortization of costs in excess of net assets acquired in the
          Connectsoft  purchase (7 year straight-line amortization)                                    62
       Seven months of amortization of identifiable intangibles acquired in the
          iGlobe purchase (3 year straight-line amortization)                                         893
       Seven months of amortization of costs in excess of net assets acquired in the
          iGlobe purchase (7 year straight-line amortization)                                         147
       Eight months of amortization of identifiable intangibles acquired in the
          ORS purchase (3-5 year straight-line amortization)                                          339
       Eight months of amortization of costs in excess of net assets acquired in the ORS
          purchase (7 year straight-line amortization)                                                 35
       Eleven months of amortization of identifiable intangibles acquired in the Coast
          purchase (5 year straight-line amortization)                                                585
       Eleven months of amortization of costs in excess of net assets acquired in the
          Coast purchase (7 year straight-line amortization)                                        1,878
                                                                                                 --------
                                                                                                 $  4,790
                                                                                                 ========


                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------
NOTE B. UNAUDITED  PRO  FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
        YEAR ENDED DECEMBER 31, 1999 (CON'T)


(12) Adjustment to other income (expense):
       Interest on $0.5 million note payable to seller of Connectsoft                            $     (30)
       Interest on $0.451 million Oasis note                                                           (22)
       Adjustment to record 10% minority interest in LLC's loss owned by Oasis                          58
                                                                                                 ---------
                                                                                                 $       6
                                                                                                 =========

(13) Adjustment to preferred stock dividends:
       Eight months dividend on 5% Series K Preferred Stock (exchanged for 6% Series
             G Preferred Stock issued in Connectsoft acquisition)                                $     100
       Nine months dividend on 20% Series M Preferred Stock                                          1,350
       Nine months amortization of premium on Series M Preferred Stock                                (507)
       Nine months amortization of discount on Series M Preferred Stock                              1,085
       Eleven months dividend on 10% Series O Preferred Stock                                          630
                                                                                                 ---------
                                                                                                 $   2,658
                                                                                                 =========

(14) Adjustment to the basic weighted average number of shares outstanding of
       20,611 shares (in thousands) as if the Coast acquisition had been completed
       at the beginning of the period presented                                                        810
                                                                                                 =========

(15) Adjustment to revenue:
       Elimination of billings between the Company and Trans Global                              $    (499)
                                                                                                 =========

(16) Adjustment to cost of revenue:
       Elimination of billings between the Company and Trans Global                              $    (499)
                                                                                                 =========

(17) Adjustment to (taxes) benefit on income (loss):
       Adjustment to reflect deferred taxes on a combined basis                                  $    (253)
                                                                                                 =========

(18) Adjustment to the pro forma basic weighted average number of shares outstanding of
       21,421 shares (in thousands) as if the Trans Global Merger had been completed at the beginning of the earliest period presented:
          Issuance of additional common stock issued in connection with the Merger                  40,000
                                                                                                 =========


                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------
NOTE B. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999 (CON'T)

(19)      Convertible preferred stock was not included in diluted loss per share before extraordinary item due to the Company recording a loss for the period presented. The following table reflects the shares (in thousands) of common stock that would have been issuable upon conversion as of December 31, 1999. Subsequent to December 31, 1999, the Series F, H and K Preferred Stocks and 150,000 shares of the Series I Preferred Stock automatically converted into common stock.




                  Series F Preferred Stock                                                   1,814
                  Series H Preferred Stock                                                   3,263
                  Series I Preferred Stock, including payment of accrued dividends           1,293
                  Series K Preferred Stock                                                   1,923
                  Series M Preferred Stock                                                   3,774
                  Series O Preferred Stock                                                   3,220
                                                                                            ------
                                                                                            15,287
                                                                                            ======


                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

NOTE C. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998

(20) Effective with the period ended December 31, 1998, the Company changed from a March 31 to a December 31 fiscal year end. As a result, the following table is required to reflect twelve months of operations (in thousands).


                                                        Nine Months                Three Months                Twelve Months
                                                       Ended 12/31/98             Ended 3/31/98                Ended 12/31/98
                                                     -------------------------------------------------------------------------------
Revenue                                                   $22,491                  $  7,539                        $ 30,030
Cost of revenue                                            12,619                     4,187                          16,806
------------------------------------------------------------------------------------------------------------------------------------
Gross profit                                                9,872                     3,352                          13,224
Costs and expenses:
   Selling, general and administrative                     13,555                     4,515                          18,070
   Depreciation and amortization                            2,256                       814                           3,070
------------------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                   15,811                     5,329                          21,140
------------------------------------------------------------------------------------------------------------------------------------
Loss from operations                                       (5,939)                   (1,977)                         (7,916)
Other income (expense):
   Proxy related litigation expenses                         (120)                   (3,527)                         (3,647)
   Other expense                                           (1,031)                     (950)                         (1,981)
------------------------------------------------------------------------------------------------------------------------------------
Total other expenses                                       (1,151)                   (4,477)                         (5,628)
------------------------------------------------------------------------------------------------------------------------------------
Loss before taxes on income (loss)                         (7,090)                   (6,454)                        (13,544)
Taxes on income (loss)                                         --                     1,500                           1,500
------------------------------------------------------------------------------------------------------------------------------------
           Net loss                                       $(7,090)                 $ (7,954)                       $(15,044)
------------------------------------------------------------------------------------------------------------------------------------


                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------
NOTE C. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998 (CON'T)

The following pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations are as if the Merger had been completed at the beginning of the earliest period presented and are not indicative of what would have occurred had the Merger and related transactions actually been made as of such date.



(21) Adjustment to taxes on income (loss):
       Adjustment to reflect deferred income tax expenses on a combined basis            $   142
                                                                                         =======

(22) Adjustment to the basic weighted average number of shares outstanding of
       17,737 shares (in thousands) as if the Trans Global Merger had been completed at the beginning of the earliest period presented:
          Issuance of additional common stock issued in connection with the Merger        40,000
                                                                                         =======

NOTE D. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS  FOR  THE
        TWELVE MONTHS ENDED MARCH 31, 1998

The  following  pro forma  adjustments  to the  Unaudited  Pro  Forma  Condensed
Combined Statement of Operations are as if the Merger had been completed at the beginning of the earliest period presented and are not indicative of what would have occurred had the Merger and related transactions actually been made as of such date.

(23) Adjustment to taxes (benefit) on income (loss):
       Adjustment to reflect deferred income tax expense on a combined basis             $  (468)
                                                                                         =======

(24) Adjustment to the basic weighted average number of shares outstanding of 17,082 shares (in thousands) as if the Trans Global Merger had been completed at the beginning of the earliest period presented:
          Issuance of additional common stock issued in connection with the Merger        40,000
                                                                                         =======


                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------
   NOTE E. CONTINGENCIES AFTER THE TRANS GLOBAL MERGER

   The following adjustments to the unaudited pro forma combined basic net loss per share before extraordinary item for the year ended December 31, 1999 are to reflect the following: (1) the issuance of additional shares of Series F Preferred Stock and IDX warrants which would have occurred if Telekey and IDX, respectively, had met their earn-out formulas at the beginning of the period presented; (2) the additional shares of common stock to be issued to UCI shareholders assuming UCI had met its earn-out provision; (3) the estimated additional compensation expense related to the Telekey stockholders' grant of shares under the original agreements; (4) the assumption that the Company's common stock met the guaranteed trading price of $8.00 per share for UCI related shares and (5) the assumption that ORS met its earn-out formulas and Oasis exchanged its ownership in the LLC for the Company's common stock and warrants at the beginning of the period presented. The increase in goodwill amortization expense is the result of the additional goodwill recorded as a result of the above issuances amortized over 7 years using straight-line amortization. It is assumed that the warrants related to the IDX and ORS earn-outs are exercised at the beginning of the period presented. In addition, if the Company's common stock does not trade at the guaranteed trading prices for UCI related shares, and subject to UCI meeting its earn-out objectives, the Company will be required to issue additional shares of common stock and the estimated goodwill amortization reflected below will change.

   The final purchase price allocations will be determined when certain contingencies are resolved as discussed earlier and additional information becomes available. This is not indicative of what would have occurred had the acquisitions actually been made as of such date.

   The adjusted pro forma weighted average shares outstanding do not include the 2,000,000 shares of common stock held in escrow to cover eGlobe's potential indemnification obligations under the Merger Agreement.

                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------
   NOTE E. CONTINGENCIES AFTER THE TRANS GLOBAL MERGER (CON'T)



                                                                                                  TWELVE MONTHS ENDED
                                                                                                   DECEMBER 31, 1999
                                                                                                  -------------------
         PRO FORMA COMBINED BASIC AND DILUTED LOSS PER SHARE:

         NUMERATOR
               Pro forma net loss before extraordinary item
                   attributable to common stockholders                                                    $(81,338)
               Increase in goodwill amortization expense for
                   earn-out formulas (7 year straight-line
      `            amortization)                                                                            (3,292)
               Estimated compensation adjustment related to
                   stock granted to Telekey employees by
                   Telekey stockholders after the Company's
                   purchase of Telekey                                                                        (266)
               Reversal of minority interest in loss of ORS due to Oasis's
                   exchange of its interest in the LLC                                                         (84)
                                                                                                          --------
               Adjusted pro forma net loss before extraordinary
                   item attributable to common stockholders                                               $(84,980)
                                                                                                          --------
         DENOMINATOR
               Pro forma weighted average shares outstanding                                                61,421
               Number of shares of common stock issuable
                   under earn-out formulas:
                      UCI (contingent earn-out stock)                                                           63
                      IDX warrants                                                                           1,088
               Number of shares of common stock issuable to
                   Oasis for its ownership in LLC (assuming
                   exercise of warrants)                                                                     4,000
                                                                                                          --------
                   Adjusted pro forma basic  weighted average
                        shares outstanding                                                                  66,572
                                                                                                          --------
         PER SHARE AMOUNTS
               Adjusted pro forma basic and diluted loss per
                   share before extraordinary item                                                        $  (1.28)

                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------
   NOTE E. CONTINGENCIES AFTER THE TRANS GLOBAL MERGER (CON'T)

   The diluted loss per share before extraordinary item for the year ended December 31, 1999 in the above table does not reflect the 15,287 shares (in thousands) of common stock that would be issuable upon the conversion of the preferred stock as discussed in Note B (19). As the Company reported a loss in the period, the effects of these transactions are anti-dilutive.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned, thereunto duly authorized.

                                               eGlobe, Inc.
                                               (Registrant)

Date:  May  22 , 2000                           By       /S/    Anne Haas
                                                  ------------------------------
                                                            Anne Haas
                                                      Controller, Treasurer
                                                  (Principal Accounting Officer)

                        Consolidated Financial Statements

                        Trans Global Communications, Inc.

                  Years ended December 31, 1999, 1998 and 1997
                       with Report of Independent Auditors

                        Trans Global Communications, Inc.

                        Consolidated Financial Statements



                  Years ended December 31, 1999, 1998 and 1997

                                    CONTENTS


Report of Independent Auditors.......................................................................    1

Consolidated Balance Sheets..........................................................................    2
Consolidated Statements of Operations................................................................    3
Consolidated Statements of Stockholders' Equity (Deficit)............................................    4
Consolidated Statements of Cash Flows................................................................    5
Notes to Consolidated Financial Statements...........................................................    6


                         Report of Independent Auditors

Board of Directors
Trans Global Communications, Inc.

We have audited the accompanying consolidated balance sheets of Trans Global Communications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                                     /s/ Ernst & Young LLP

February 25, 2000
New York, New York

                        Trans Global Communications, Inc.

                           Consolidated Balance Sheets



                                                                                             DECEMBER 31
                                                                                     1999                 1998
                                                                               --------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                                    $  1,724,447          $  2,623,772
   Short-term investments, restricted                                              1,491,743             1,131,464
   Short-term investments                                                                 --            11,166,491
   Trade accounts receivable, less allowance for doubtful accounts of approximately $205,000 and $230,000 at December 31,
     1999 and 1998, respectively                                                   6,015,445             3,375,499
   Other receivables                                                               1,405,351               651,219
   Deferred tax asset--current                                                        31,000                96,024
   Prepaid expenses and taxes                                                        228,076             1,379,487
                                                                                ----------------------------------
Total current assets                                                              10,896,062            20,423,956

Property, plant and equipment, net                                                16,159,469             7,045,678
Deferred tax asset                                                                   614,000                    --
Other assets                                                                         318,553               617,865
                                                                                ----------------------------------
Total assets                                                                    $ 27,988,084          $ 28,087,499
                                                                                ==================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable                                                             $ 23,692,325          $ 24,114,661
   Accrued expenses and taxes                                                        334,642               712,043
   Notes payable                                                                   1,055,442                    --
                                                                                ----------------------------------
Total current liabilities                                                         25,082,409            24,826,704
Deferred tax liability                                                               820,000               523,000
Notes payable--long-term                                                           1,664,457                    --
Accounts payable--long-term portion                                                1,000,000                    --
                                                                                ----------------------------------
Total liabilities                                                                 28,566,866            25,349,704

Minority interest                                                                     52,000                    --

Stockholders' equity (deficit):
   Capital stock--no par; authorized, issued
     and outstanding 200 shares                                                       50,000                50,000
   Additional paid-in capital                                                        132,231               132,231
   Other comprehensive income (loss)                                                   8,919                (5,972)
   Retained earnings (deficit)                                                      (821,932)            2,561,536
                                                                                ----------------------------------
Total stockholders' equity (deficit)                                                (630,782)            2,737,795
                                                                                ----------------------------------
Total liabilities and stockholders' equity (deficit)                            $ 27,988,084          $ 28,087,499
                                                                                ==================================



See accompanying notes.

                        Trans Global Communications, Inc.

                      Consolidated Statements of Operations



                                                                            DECEMBER 31
                                                              1999              1998             1997
                                                        ----------------------------------------------------
Net revenues                                             $  100,445,073     $  85,119,076     $  46,473,342
Direct cost of revenue                                       95,528,758        76,240,079        39,885,533
                                                        ----------------------------------------------------
Gross margin                                                  4,916,315         8,878,997         6,587,809

Other costs and expenses:
   Selling, general and administrative                        6,557,295         4,953,255         3,076,180
   Depreciation                                               3,223,031         1,513,451           757,633
   Bad debt expense                                              94,034           319,765           130,081
                                                        ----------------------------------------------------
Total other costs and expenses                                9,874,360         6,786,471         3,963,894
                                                        ----------------------------------------------------

Operating (loss) income                                      (4,958,045)        2,092,526         2,623,915

Other (expense) income:
   Interest expense                                            (172,148)          (50,282)         (167,431)
   Interest income                                              634,037           474,078           201,160
   Other income (expense)                                         1,688            25,071          (303,680)
                                                        ----------------------------------------------------
Total other income (expense)                                    463,577           448,867          (269,951)
                                                        ----------------------------------------------------

(Loss) income before (benefit) provision for
   income taxes and minority interest                        (4,494,468)        2,541,393         2,353,964
(Benefit) provision for income taxes                         (1,215,000)        1,135,000           789,000
Minority interest                                              (104,000)               --                --
                                                        ----------------------------------------------------
Net (loss) income                                        $   (3,383,468)    $   1,406,393     $   1,564,964
                                                        ====================================================



See accompanying notes.

                        Trans Global Communications, Inc.

            Consolidated Statements of Stockholders' Equity (Deficit)

                  Years ended December 31, 1999, 1998 and 1997




                                                                                    RETAINED    ACCUMULATED
                                                 COMMON STOCK        ADDITIONAL     EARNINGS       OTHER          TOTAL
                                           ----------------------     PAID-IN    (ACCUMULATED   COMPREHENSIVE     EQUITY
                                             SHARES      AMOUNT       CAPITAL       DEFICIT)        LOSS         (DEFICIT)
                                           ----------------------------------------------------------------------------------
Balance at December 31, 1996                   200      $ 50,000    $  132,231   $  (409,821)    $      --    $  (227,590)
Comprehensive income (loss):
   Foreign currency translation adjustment      --            --            --            --           (672)          (672)
   Net income for the year ended
     December 31, 1997                          --            --            --     1,564,964             --      1,564,964
                                                                                                               -----------
Total                                           --            --            --            --             --      1,564,292
                                           ----------------------------------------------------------------------------------
Balance at December 31, 1997                   200        50,000       132,231     1,155,143           (672)     1,336,702
Comprehensive income (loss):
   Foreign currency translation adjustment      --            --            --            --         (5,300)        (5,300)
   Net income for the year ended
     December 31, 1998                          --            --            --     1,406,393             --      1,406,393
                                                                                                               -----------
Total                                           --            --            --            --             --      1,401,093
                                           ----------------------------------------------------------------------------------
Balance at December 31, 1998                   200        50,000       132,231     2,561,536         (5,972)     2,737,795
Comprehensive income (loss):
   Foreign currency translation adjustment      --            --            --            --         14,891         14,891
   Net loss for the year ended
     December 31, 1999                          --            --            --    (3,383,468)            --     (3,383,468)
                                                                                                               -----------
Total                                           --            --            --            --             --     (3,368,577)
                                           ----------------------------------------------------------------------------------
Balance at December 31, 1999                   200      $ 50,000    $  132,231   $  (821,932)    $    8,919    $  (630,782)
                                           ==================================================================================



See accompanying notes.

                        Trans Global Communications, Inc.

                      Consolidated Statements of Cash Flows



                                                                                    DECEMBER 31
                                                                   1999                 1998                 1997
                                                           -----------------------------------------------------------
OPERATING ACTIVITIES
Net (loss) income                                             $ (3,383,468)        $  1,406,393         $  1,564,964
Adjustments to reconcile net (loss) income to net cash
   provided by operating activities:
     Depreciation                                                3,223,031            1,513,451              757,633
     Provision for doubtful accounts                                94,034              319,765              130,081
     Deferred taxes                                               (251,976)             141,976              422,704
     Minority interest                                             104,000                   --                   --
     Changes in assets and liabilities:
       Accounts receivable                                      (2,733,980)          (2,466,483)            (800,429)
       Other receivables                                          (754,132)            (419,644)            (158,113)
       Prepaid expenses and taxes                                1,151,411             (770,025)            (609,462)
       Other assets                                                299,312              441,490               34,645
       Accounts payable                                            577,664           16,254,565            6,066,150
       Accrued expenses and taxes                                 (377,401)              98,427              220,864
       Interest payable                                                 --              (35,033)             (30,788)
                                                          -----------------------------------------------------------
Net cash (used in) provided by operating activities             (2,051,505)          16,484,882            7,598,249
                                                           -----------------------------------------------------------

INVESTING ACTIVITIES

Net sales (purchases) of short-term investments                 10,806,212          (10,023,255)          (2,274,700)
Purchases of property, plant and equipment                     (12,336,822)          (3,211,773)          (3,981,303)
                                                           -----------------------------------------------------------
Net cash used in investing activities                           (1,530,610)         (13,235,028)          (6,256,003)
                                                           -----------------------------------------------------------

FINANCING ACTIVITIES
Proceeds from borrowings                                         4,318,177                   --                   --
Repayments of borrowings                                        (1,598,278)          (1,665,569)            (866,292)
Distribution to minority interest holder                           (52,000)                  --                   --
                                                           -----------------------------------------------------------
Net cash provided by (used in)
   financing activities                                          2,667,899           (1,665,569)            (866,292)
                                                           -----------------------------------------------------------

Effect of exchange rates on cash                                    14,891               (5,300)                (672)
Net (decrease) increase in cash and
   cash equivalents                                               (899,325)           1,578,985              475,282
Cash and cash equivalents at beginning of period                 2,623,772            1,044,787              569,505
                                                           -----------------------------------------------------------
Cash and cash equivalents at end of period                    $  1,724,447         $  2,623,772         $  1,044,787
                                                           ===========================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for interest                               $    164,000         $     86,000         $    198,000
                                                           ===========================================================
Cash payments made for income taxes                           $     97,000         $    569,000         $    905,000
                                                           ===========================================================


See accompanying notes

                        Trans Global Communications, Inc.

                   Notes to Consolidated Financial Statements

                                December 31, 1999

1. ORGANIZATION AND MERGER

Trans Global Communications, Inc. (the "Company") was incorporated in the state of New York on February 22, 1995 as a telecommunications company providing international and domestic long distance telephone services, switching services and co-location services. The Company's customers consist primarily of other telecommunications organizations that resell the Company's services.

The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

On December 16, 1999, the Company entered into a definitive agreement to merge with eGlobe, Inc. whereby all of the Company's common stock will be exchanged for 40,000,000 shares of eGlobe, Inc.'s common stock. The Company expects the merger to be completed in the first quarter of 2000.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. In December 1999, the Company agreed to merge with eGlobe, Inc. Should the merger with eGlobe, Inc. not be consummated, the Company would require additional financing to continue as a going concern.

Since December 31, 1999 the Company has borrowed $3.8 million from eGlobe under a promissory note dated February 15, 2000 which bears interest at 8% and is payable in full on December 31, 2000.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

                        Trans Global Communications, Inc.

REVENUE RECOGNITION

Telecommunications revenue is recognized at the time service is provided to the customer. Sales to the top two customers amounted to approximately 32% and 28% of net revenues for the year ended December 31, 1999.

Sales to the top three customers amounted to approximately 36%, 17% and 16% of net revenues for the year ended December 31, 1998. For the year ended December 31, 1997, net sales to the top two customers amounted to approximately 43% and 16%.

DIRECT COST OF REVENUE

Direct cost of revenue consists primarily of network, switching and circuit costs and are recognized as incurred in the providing of telecommunication services. Direct cost of revenue excludes depreciation and amortization expenses.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates market value.

SHORT-TERM INVESTMENTS

Short-term investments includes funds invested in a money market fund which invests in a broad range of money market securities, including, but not limited to, short-term U.S. government and agency securities, bank certificates of deposit and corporate commercial paper. Short-term investments are carried at amortized cost, which approximates fair value.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three to five years. Leasehold improvements are amortized over the terms of the respective leases or the service lives of the improvements, whichever is shorter.

Expenditures for maintenance and repairs are expensed as incurred.

                        Trans Global Communications, Inc.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

ADVERTISING COSTS

Advertising costs, which are included in selling, general and administrative expenses, are charged to expense as incurred. For the years ended December 31, 1999, 1998, and 1997, advertising expense totaled approximately $254,000, $163,000 and $131,000, respectively.

INCOME TAXES

The Company accounts for income taxes in accordance with the asset and liability method of accounting for income taxes, as prescribed by the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 109. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting carrying amounts and tax bases of existing assets and liabilities, including the effect of operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of the enactment date.

CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and trade accounts receivable. Concentrations of credit risk with respect to trade receivables are limited due to the performance by the Company of ongoing customer credit evaluations. Management regularly monitors the creditworthiness of its customers and believes that it has adequately provided for any exposure to potential credit losses.

                        Trans Global Communications, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company maintains cash balances in several bank accounts at institutions insured by the Federal Deposit Insurance Corporation up to $100,000. Most of the Company's accounts are in excess of $100,000.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of financial instruments has been determined using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

For notes payable which are short term or have variable interest rates, fair values are based on carrying values. The carrying value of such notes approximated their fair value at December 31, 1999.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"). This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. This statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows derivative's gains and losses to offset related results on the hedge item in the income statement, and requires a company to formally document, designate and assess the effectiveness of transactions that receive hedge accounting. This statement, as amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the effective date of FASB Statement No. 133, is effective for fiscal years beginning after June 15, 2000 and cannot be applied retroactively. The Company believes that the adoption of this standard will not have a material effect on the Company's consolidated results of operations or financial position due to their limited use of derivatives.

                        Trans Global Communications, Inc.

3. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

                                                     DECEMBER 31
                                             1999                  1998
                                     ------------------------------------------
Switching equipment                  $     11,485,109       $     6,773,906
Telecom equipment                           8,628,370             1,140,034
Computers and software                        496,586               446,826
Building improvements                         992,469               936,627
Furniture, fixtures and other                 288,348               256,667
                                     ------------------------------------------
Total                                      21,890,882             9,554,060
Less accumulated depreciation              (5,731,413)           (2,508,382)
                                     ------------------------------------------
Net property, plant and equipment    $     16,159,469       $     7,045,678
                                     ==========================================

Effective December 10, 1999 the Company entered into a Security Agreement (Security Agreement") with one of its vendors granting a security interest in all unencumbered fixed assets owned, except as noted in footnote # 4, as of the date of the Security Agreement to secure payment of outstanding obligations to the vendor.

4. NOTE PAYABLE

Effective June 11, 1999, the Company entered into a financing agreement (Promissory Note) with General Electric Capital Corporation to fund the purchase of switch hardware and software for a total of $3,318,177. The Promissory Note is to be paid in 36 consecutive monthly installments of $104,558 (principal and interest) at a fixed interest rate of 8.88%.

At December 31, 1999,  $1,055,442  of principal was  classified as current.  The note is collateralized by the equipment which had a net carrying value of approximately $2,931,000 at December 31. 1999.

                        Trans Global Communications, Inc.

4. NOTE PAYABLE (CONTINUED)

The following are the principal payments of the note payable for each of the next five years as of December 31, 1999:

          Year ending December 31:
             2000                                             $1,055,442
             2001                                              1,153,075
             2002                                                511,382
             2003                                                     --
             2004                                                     --
                                                         ------------------
          Total principal payments                            $2,719,899
                                                         ==================

5. INCOME TAXES

Significant components of the Company's deferred tax assets and liabilities consisted of the following:

                                                           DECEMBER 31
                                                        1999          1998
                                                    -------------------------
Deferred tax assets:
  Bad debt reserve                                    $   31,000   $   96,024
  Net operating loss carryforwards                       614,000           --
                                                    -------------------------
                                                         645,000       96,024
Deferred tax liabilities:
  Depreciation                                          (820,000)    (523,000)
                                                    -------------------------
Net deferred tax liabilities                          $ (175,000)  $ (426,976)
                                                    =========================

The provision (benefit) for income taxes consists of the following:

                                                         1999         1998
                                                    -------------------------
Current--Federal                                     $  (962,000)  $1,277,000
Deferred--Federal                                       (253,000)    (142,000)
                                                    -------------------------
Provision (benefit) for income taxes                 $(1,215,000)  $1,135,000
                                                    =========================

                        Trans Global Communications, Inc.

The differences between income taxes expected at the U.S. federal statutory income tax rate and income taxes provided are as follows:



                                                                     1999              1998
                                                              -------------------------------------
     Provision (benefit) at federal tax rate (34%)              $  (1,528,000)       $   787,000
     Foreign losses for which no benefit provided                     201,000            295,000
     Non-deductible expenses                                          112,000             53,000
                                                              -------------------------------------
     Provision (benefit) for income taxes                       $  (1,215,000)       $ 1,135,000
                                                              =====================================



At December 31, 1999, the Company had net operating losses carryforwards of $1.8 million expiring in 2019.

6. RELATED PARTY TRANSACTIONS

The Company has several leases through March 31, 2003 for the use of its offices with a company that is owned by one of the Company's shareholders. The monthly rent expense for these office leases is $47,400 through March 31, 2001. The monthly rent for these office leases will be $48,750 for the twelve month period beginning April 1, 2001 and ending March 31, 2002, and $50,000 for the twelve month period beginning April 1, 2002 and ending March 31, 2003. Rent expense paid to companies owned by a shareholder of the Company was approximately $573,000, $263,000, and $209,000 for the years ended December 31, 1999, 1998, and 1997, respectively.

                        Trans Global Communications, Inc.

7. COMMITMENTS AND CONTINGENCIES

LEASES

The future minimum payments for all noncancelable operating leases as of December 31, 1999 are as follows:

                                                          OPERATING
                                                            LEASES
                                                      --------------------
Year ending December 31:
  2000                                                     $1,973,000
  2001                                                        710,000
  2002                                                        709,000
  2003                                                        239,000
                                                      --------------------
Total minimum future rental payments                       $3,631,000
                                                      ====================

For the years ended December 31, 1999, 1998 and 1997 net rent expense totaled approximately $796,000, $407,000 and $305,000, respectively.

LETTERS OF CREDIT

Outstanding letters of credit issued as security as required by certain telecommunications vendors, amounted to approximately $1,464,000 and $1,100,000 at December 31, 1999 and 1998, respectively. Such amounts were secured by restricted short-term investments.

8. YEAR 2000 (UNAUDITED)

The Company depends on several computer systems and other computer chip-based devices for the operation of its business. The Company completed all Year 2000 readiness work and has not experienced any significant Year 2000 problems with respect to technological operations under its sole control or of those technological operations under control of third parties which the Company is dependent upon.

The Company did not incur significant costs to address the Year 2000 issue nor does it expect to have material expenditures in the future related to the Year 2000 issue as it does not foresee having any significant continued exposure resulting from Year 2000 problems.